Exhibit 99.1

Commerce Union Bancshares, Inc. Reports Record Third Quarter

Reports Record Loans and Net Income

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 30, 2015--Commerce Union Bancshares, Inc. (NASDAQ: CUBN) announced today record results for its third quarter and nine months ended September 30, 2015. Net income attributable to common shareholders for the third quarter ended September 30, 2015 rose to a record $1.8 million and net loans, excluding mortgage loans held for sale, increased to $586.3 million. Net income per fully diluted share increased to $0.25 for the third quarter of 2015, a 14% increase compared with the second quarter of 2015.

The third quarter’s results for 2015 are for Commerce Union Bancshares, Inc. (Company) and include the combined results of Reliant Bank and Commerce Union Bank following their merger that was effective April 1, 2015. Prior to the merger date, the consolidated financial statements presented in the accompanying tables are those of Reliant Bank only, and do not include the operations of Commerce Union Bancshares, Inc. since the transaction was treated as a reverse merger for accounting and financial presentation purposes. As a result, the consolidated financial statements for 2014 are those of Reliant Bank (pre-merger), and the results of operations for the first nine months of 2015 include those of Reliant Bank for the first quarter of 2015 added to the combined results of the Commerce Union Bank, Reliant Bank and the Company for the second and third quarters of 2015.

“We are very pleased with our growth in loans, mortgage originations and deposits in the third quarter,” stated William R. DeBerry, Chairman and Chief Executive Officer. “Our loan demand picked up momentum in the third quarter and benefited from the robust economic activity in our middle Tennessee markets and the integration of our teams across our markets. Our improved earnings performance benefited from growth in revenues, good expense control and reduced costs related to improved asset quality.

“Our outlook for the fourth quarter is very positive for continued revenue growth and improved operating leverage. Loan demand remains very good across our markets and this is driving our growth in revenues from interest income and loan fees. Our merger team has made solid progress in combining the products and processes of our legacy banks. We expect to complete the conversion to a single core processor by the close of the fourth quarter, resulting in a material reduction in our data processing costs going forward.

“We expect to increase our visibility across our five county market in middle Tennessee as we consolidate our brands under the Reliant Bank name. We are in the process of rolling out our new branding program and expect this to be completed in early 2016. We believe the adoption of a single brand in our markets will leverage our new business development programs and enhance our ability to grow and compete in the future,” stated DeBerry.

Third Quarter Revenue and Earnings

Total interest income rose to $8.4 million in the third quarter of 2015, up 4.2% compared with $8.0 million in the second quarter of 2015. The increase benefited from growth in earnings assets, including loans and securities available for sale. Net interest margin was 3.98% on a tax equivalent basis in the third quarter of 2015 and was down 3 basis points from the second quarter of 2015. The decrease was due to a slight decline in loan yields and a change in earning asset mix due to the growth in our investment portfolio, offset partially by reduced cost of funds.

Net interest income was a record $7.6 million in the third quarter of 2015, up 4.3% from $7.3 million in the second quarter of 2015. The increase benefited from growth in earning assets and a decline in our cost of funds.

Noninterest income grew to $4.1 million in the third quarter of 2015, a 22.1% increase from $3.4 million in the second quarter of 2015. The growth in noninterest income benefited from record revenue from mortgage loans sold that were generated by the Company’s mortgage subsidiary, growth in service charges on deposit accounts, and growth in other noninterest income, including other loan fees and earnings on bank owned life insurance.

There was no provision for loan losses in third quarter of 2015 compared with a credit of $500,000 to the provision for loan losses in the second quarter of 2015. The lower than normalized provision was due to recoveries exceeding charge-offs for the second and third quarters of 2015.

“We experienced solid growth in third quarter revenues with higher interest income and growth in every major category of noninterest income,” stated DeVan Ard, President of Commerce Union Bancshares and CEO of Reliant Bank. “Our loan portfolio pipeline going into the third quarter was very good and contributed to our loan growth, and our mortgage operations were especially productive with strong originations and loan sales. Our loan portfolio pipeline for the fourth quarter remains very good, especially in our fast-growing markets of Sumner and Williamson counties. We also expect good production from our mortgage loan subsidiary in the fourth quarter, although at a lower rate than the third quarter based on normal seasonality.”

The Company’s mortgage subsidiary is operated under a joint venture arrangement. The Company receives 30% of the income from the subsidiary once the noncontrolling member has recovered any previous losses incurred by the venture. The Company does not absorb any losses incurred by the venture. Expenses related to the mortgage subsidiary are included in noninterest expenses and the noncontrolling portion of the income or loss of the mortgage subsidiary is reflected in the “noncontrolling interest in net (income) loss of the subsidiary” on the Consolidated Statements of Operations. For the third quarter of 2015, this income totaled $507,000 and marked the first quarter of income from the mortgage subsidiary. The Company’s mortgage subsidiary operates mortgage loan offices in Tennessee, Kentucky, Florida, Maryland, Illinois and Ohio.

Noninterest expenses rose to $8.8 million in the third quarter of 2015. The increase in noninterest expenses from prior quarters included higher commissions on mortgage lending which coincide with the increase in mortgage lending revenue, consulting costs associated with our bank name selection, data processing costs that include the operation of two core systems, costs related to SEC reporting and other public company expenses, and some remaining merger related expenses. The Company expects to incur dual data processing costs until the core processing is consolidated with a single vendor in the fourth quarter of 2015. Noninterest expenses also reflected the combined operations of Commerce Union and Reliant Banks compared with only Reliant Bank in prior periods.

“We expect to reduce our core operating costs as we enter 2016,” continued Ard. “Our merger team has worked very hard this year to improve our operating efficiencies and we expect this will result in improved leverage of our costs as we continue to grow our asset base and footprint in middle Tennessee.”

Net income attributable to common shareholders rose to $1.8 million and benefited from growth in revenues and lower costs associated with problem assets, offset partially by higher noninterest expenses. Net income per fully diluted share rose to $0.25 for the third quarter of 2015. Earnings per share are not comparable to prior periods in 2014 since they include only the earnings and shares outstanding associated with Reliant Bank prior to the merger.

Third Quarter Balance Sheet Growth

Net loans rose to $586.3 million at September 30, 2015, a 3.4% increase from the second quarter of 2015.

Mortgage loans held for sale rose to $44.7 million at September 30, 2015, a 7.3% increase from the second quarter of 2015. The growth in mortgage loans held for sale reflects the strong demand for residential real estate in the Company’s markets and the contribution from new mortgage loan officers.

Investment securities grew by $18.0 million to $130.0 million at September 30, 2015 compared with $112.0 million at June 30, 3015.

Cash surrender value of life insurance contracts grew to $19.9 million and included the purchase of additional bank owned life insurance and earnings on the contracts.

Deposits rose to $609 million and represented 104% of net loans at September 30, 2015. Non-interest bearing deposits grew to 15.7% of total deposits reflecting the continued effort in acquiring low-cost core deposits.

Stockholders’ equity rose to $94.4 million. Tangible book value per share grew to $11.42 at September 30, 2015.

Improved Asset Quality

“Our asset quality continued to improve in the third quarter and was excellent as evidenced by our low ratio of nonperforming assets to total loans which was 0.75% as of September 30, 2015,” continued Ard. “Since the merger was completed, we have made steady progress in reducing nonperforming assets and other real estate owned compared with prior periods.”

The allowance for loan losses was 1.26% of gross loans at September 30, 2015, 176% of nonaccrual loans plus loans 90 days past due and still accruing and 157% of nonperforming assets. Nonaccrual loans declined to 0.67% of gross loans plus other real estate owned (OREO). Loans 90 days past due and accruing declined to 0.0% of gross loans and OREO, and OREO declined to only 0.06% of total assets. The Company had no net charge-offs in the third quarter. Loans classified as Trouble Debt Restructuring (TDRs) declined to 0.25% of total loans, for the third quarter of 2015. TDRs for the third quarter of 2015 included $923,586 of TDRs on a nonaccrual basis and $699,140 of TDRs that were accruing interest, both declines from the previous quarter.

Strong Capital Position

“Commerce Union Bancshares, Inc. maintained its strong capital position with solid growth in net income during the third quarter. Our Tier 1 leverage ratio rose to 10.26% and our Tier 1 capital ratio increased to 12.23% at September 30, 2015, and were significantly above the ratios of a 'well-capitalized institution,' the highest regulatory rating,” stated Ard.

“We believe that Commerce Union’s strong capital base will be important in supporting loan growth and as we seek bank acquisitions in the Nashville MSA. We remain focused on building shareholder value and look forward to these future growth opportunities,” concluded DeBerry.

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our websites found at www.commerceunionbank.com and www.reliantbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the joint Form S-4 and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2015 (UNAUDITED) AND DECEMBER 31, 2014
(Dollar amounts in thousands except per share amounts)

	September 30, 2015	December 31, 2014
ASSETS

Cash and due from banks	$33,409	$10,747
Federal funds sold	-	400
Total cash and cash equivalents	33,409	11,147
Securities held to maturity (fair value of $22,655 at December 31, 2014)	-	22,959
Securities available for sale	130,019	54,286
Loans, net	586,306	309,497
Mortgage loans held for sale	44,745	26,640
Accrued interest receivable	2,745	1,386
Leasehold improvements and equipment, net	9,341	3,353
Restricted equity securities, at cost	5,851	3,263
Other real estate, net	528	1,204
Cash surrender value of life insurance contracts	19,914	11,355
Deferred tax assets, net	1,779	1,763
Goodwill	11,404	773
Core deposit intangibles	2,028	337
Other assets	4,620	1,768

TOTAL ASSETS	$852,689	$449,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$95,883	$45,800
Interest-bearing demand	106,495	51,414
Savings and money market deposit accounts	177,010	106,874
Time	229,602	130,277
Total deposits	608,990	334,365

Accrued interest payable	85	79
Federal Home Loan Bank advances	145,646	63,500
Federal funds purchased	-	6,651
Other liabilities	3,565	1,620

TOTAL LIABILITIES	758,286	406,215

STOCKHOLDERS’ EQUITY
Common stock, $1 par value; 10,000,000 shares authorized; 7,092,294 and 3,910,191 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	7,092	3,910
Additional paid-in capital	83,198	38,955
Retained earnings	4,948	901
Accumulated other comprehensive loss	(835)	(250)

TOTAL STOCKHOLDERS’ EQUITY	94,403	43,516

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$852,689	$449,731

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Dollar amounts in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

INTEREST INCOME
Interest and fees on loans	$7,758	$4,160	$19,248	$11,340
Interest on investment securities	535	422	1,437	1,258
Federal funds sold and other	82	40	201	124

TOTAL INTEREST INCOME	8,375	4,622	20,886	12,722

INTEREST EXPENSE
Deposits
Demand	57	33	136	121
Savings and money market deposit accounts	136	85	325	255
Time	385	208	1,002	578
Federal Home Loan Bank advances and other	186	93	448	266

TOTAL INTEREST EXPENSE	764	419	1,911	1,220

NET INTEREST INCOME	7,611	4,203	18,975	11,502

PROVISION FOR LOAN LOSSES	-	(500)	(500)	(1,250)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,611	4,703	19,475	12,752

NONINTEREST INCOME
Service charges on deposit accounts	270	167	682	446
Gains on mortgage loans sold, net	3,454	664	7,987	1,274
Gain (loss) on securities transactions, net	15	10	(381)	116
Gain (loss) on sales of other real estate	1	-	1	(8)
Other	387	108	853	302

TOTAL NONINTEREST INCOME	4,127	949	9,142	2,130

NONINTEREST EXPENSES
Salaries and employee benefits	5,324	3,024	13,238	7,102
Occupancy	914	669	2,520	1,938
Data processing	562	359	1,516	1,005
Advertising and public relations	363	164	861	334
Audit, legal and consulting	565	354	1,309	532
Federal deposit insurance	93	72	276	193
Provision for losses on other real estate	-	20	110	52
Other operating	1,019	300	2,692	708

TOTAL NONINTEREST EXPENSES	8,840	4,962	22,522	11,864

INCOME BEFORE PROVISION FOR INCOME TAXES	2,898	690	6,095	3,018

INCOME TAX EXPENSE	558	368	1,644	1,432

CONSOLIDATED NET INCOME	2,340	322	4,451	1,586

NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(507)	527	(404)	1,327

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,833	$849	$4,047	$2,913

Basic net income attributable to common shareholders, per share	$0.26	$0.21	$0.67	$0.73
Diluted net income attributable to common shareholders, per share	$0.25	$0.21	$0.65	$0.72

COMMERCE UNION BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015 AND JUNE 30, 2015
(Dollar amounts in thousands except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015
INTEREST INCOME
Interest and fees on loans	$7,758	$7,454
Interest on investment securities	535	517
Federal funds sold and other	82	67

TOTAL INTEREST INCOME	8,375	8,038

INTEREST EXPENSE
Deposits
Demand	57	57
Savings and money market deposit accounts	136	124
Time	385	393
Federal Home Loan Bank advances and other	186	169

TOTAL INTEREST EXPENSE	764	743

NET INTEREST INCOME	7,611	7,295

PROVISION FOR LOAN LOSSES	-	(500)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,611	7,795

NONINTEREST INCOME
Service charges on deposit accounts	270	265
Gains on mortgage loans sold, net	3,454	2,756
Gain (loss) on securities transactions, net	15	-
Gain (loss) on sales of other real estate	1	-
Other	387	360

TOTAL NONINTEREST INCOME	4,127	3,381

NONINTEREST EXPENSES
Salaries and employee benefits	5,324	5,075
Occupancy	914	906
Data processing	562	546
Advertising and public relations	363	289
Audit, legal and consulting	565	520
Federal deposit insurance	93	113
Provision for losses on other real estate	-	90
Other operating	1,019	1,165

TOTAL NONINTEREST EXPENSES	8,840	8,704

INCOME BEFORE PROVISION FOR INCOME TAXES	2,898	2,472

INCOME TAX EXPENSE	558	902

CONSOLIDATED NET INCOME	2,340	1,570

NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(507)	32

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,833	$1,602

Basic net income attributable to common shareholders, per share	$0.26	$0.23
Diluted net income attributable to common shareholders, per share	$0.25	$0.22

CONTACT:
DeVan Ard, 615-221-2020
President, Commerce Union Bancshares, Inc. and President and Chief Executive Officer, Reliant Bank
or
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc.